- ------------------------------------------------------
           REGISTRATION RIGHTS AGREEMENT


             Dated as of June 5, 1996

                   by and among

              ARGOSY GAMING COMPANY,

                    as Issuer,

            THE GUARANTORS NAMED HEREIN

                        and

             BEAR, STEARNS & CO. INC.

DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION,

               BA SECURITIES, INC.,

                        and

    DEUTSCHE MORGAN GRENFELL/C.J. LAWRENCE INC.

                   as Purchasers


- -------------------------------------------------------

         REGISTRATION RIGHTS AGREEMENT


          THIS REGISTRATION RIGHTS AGREEMENT (the "Agree-ment") is made and entered into as of June 5, 1996, among Argosy Gaming Company, a Delaware corporation (the "Issu-er"), the Guarantors named herein (the "Guarantors") and Bear, Stearns & Co. Inc., Donaldson, Lufkin & Jenrette
Securities Corporation, BA Securities, Inc. and Deutsche
Morgan Grenfell/C.J. Lawrence Inc. (collectively, the
"Purchasers").

          This Agreement is made pursuant to the Purchase
Agreement, dated June 1, 1996, among the Issuer, the
Guarantors named therein and the Purchasers (the "Pur-chase Agreement"), which provides for the sale by the Issuer and the Guarantors to the Purchasers of $235,000,000 aggregate principal amount of 13 1/4% First
Mortgage Notes due 2004 (the "Securities"). In order to induce the Purchasers to enter into the Purchase Agree-ment, the Issuer and the Guarantors have agreed to pro-vide to the Purchasers and their respective direct and indirect transferees, among other things, the registra-tion rights for the Securities set forth in this Agree-ment. The execution of this Agreement is a condition to the closing of the transactions contemplated by the Purchase Agreement.

          The parties hereby agree as follows:

1.   DEFINITIONS

          As used in this Agreement, the following terms shall have the following meanings (and, unless otherwise indicated, capitalized terms used herein without defini-tion shall have the meanings ascribed to them by the Purchase Agreement):

          ADVICE:  See Section 5.

          APPLICABLE PERIOD:  See Section 2.

          CLOSING DATE: The Closing Date as defined in the Purchase Agreement.

          EFFECTIVENESS PERIOD:  See Section 3.

          EFFECTIVENESS TARGET DATE: The 120th day fol-lowing the Closing Date.

          EVENT DATE:  See Section 4.

          EXCHANGE ACT:  The Securities Exchange Act of
1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

          EXCHANGE OFFER:  See Section 2.

          EXCHANGE REGISTRATION STATEMENT:  See Section
2.

          EXCHANGE SECURITIES:  See Section 2.

          FILING DATE:  The 30th day after the Closing
Date.

          GUARANTORS:   The Guarantors (as defined in the
Indenture).

          HOLDER:  Any holder of Transfer Restricted
Securities.

          INDENTURE: The Indenture, dated as of the date hereof, among the Issuer, the Guarantors and First Na-tional Bank of Commerce, as trustee, pursuant to which the Securities are being issued, as amended or supple-mented from time to time in accordance with the terms thereof.

          ISSUER: See the introductory paragraph of this Agreement.

          LIQUIDATED DAMAGES:  See Section 4.

          PARTICIPATING BROKER-DEALER:  See Section 2.

          PERSON: An individual, trustee, corporation, partnership, joint stock company, trust, limited liabili-ty company, unincorporated association, union, business association, firm or other legal entity.

          PROSPECTUS: The prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Exchange Securities and/or the Transfer Restricted Securities (as applicable) cov-ered by such Registration Statement, and all other amend-ments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

          PURCHASERS: See the introductory paragraph to this Agreement.

          REGISTRATION DEFAULT:  See Section 4.

          REGISTRATION STATEMENT: Any registration statement of the Issuer and the Guarantors, including, but not limited to, the Exchange Registration Statement, the Shelf Registration or that otherwise covers any of the Transfer Restricted Securities pursuant to the provi-sions of this Agreement, including the Prospectus, amend-ments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

          RULE 144: Rule 144 promulgated pursuant to the Securities Act, as currently in effect, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

          RULE 144A: Rule 144A promulgated pursuant to the Securities Act, as currently in effect, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

          RULE 415: Rule 415 promulgated pursuant to the Securities Act, as currently in effect, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

          SEC:  The Securities and Exchange Commission.

          SECURITIES: See the introductory paragraphs to this Agreement.

          SECURITIES ACT: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promul-gated thereunder.

          SHELF NOTICE:  See Section 2.

          SHELF REGISTRATION:  See Section 3.

               TIA: The Trust Indenture Act of 1939, as amended.

               TRANSFER RESTRICTED SECURITIES: The Securities upon original issuance thereof and at all times subse-quent thereto, until in the case of any such Securities
(i) a Registration Statement covering such Securities has been declared effective by the SEC and such Securities have been disposed of in accordance with such effective Registration Statement, (ii) such Securities are sold in compliance with Rule 144, or (iii) such Securities cease to be outstanding.

               TRUSTEE: The trustee under the Indenture and, if existent, the trustee under any indenture governing the Exchange Securities.

               UNDERWRITTEN REGISTRATION OR UNDERWRITTEN
OFFERING: A registration in which securities of the Issuer are sold to an underwriter for reoffering to the public.

2.   EXCHANGE OFFER

               (a)  The Issuer and the Guarantors agree
to use their reasonable best efforts to file with the SEC as soon as practicable after the Closing Date, but in no event later than the Filing Date, an offer to exchange
(the "Exchange Offer") any and all of the Transfer Re-stricted Securities for a like aggregate principal amount of debt securities of the Issuer and the Guarantors which are substantially identical to the Securities, except that the identity of the Guarantors may be different from the Guarantors that initially guaranteed the Securities pursuant to the Indenture so long as the Securities are at all times guaranteed in compliance with the Indenture

(the "Exchange Securities") (and which are entitled to the benefits of the Indenture or a trust indenture which is identical to the Indenture (other than such changes to the Indenture or any such identical trust indenture as are necessary to comply with any requirements of the SEC to effect or maintain the qualification thereof under the
TIA) and which, in either case, has been qualified under the TIA), except that the Exchange Securities shall have been registered pursuant to an effective Registration
Statement in compliance with the Securities Act. The Ex-change Offer will be registered pursuant to the Securi-ties Act on the appropriate form (the "Exchange Registra-tion Statement") and will comply with all applicable tender offer rules and regulations promulgated pursuant to the Exchange Act and shall be duly registered or qualified pursuant to all applicable state securities or Blue Sky laws. The Exchange Offer shall not be subject to any condition, other than that the Exchange Offer does not violate any applicable law or interpretation of the Staff of the SEC. No securities shall be included in the Registration Statement covering the Exchange Offer other than the Exchange Securities. The Issuer and the Guaran-tors agree to use their reasonable best efforts to (x) cause the Exchange Registration Statement to become effective pursuant to the Securities Act on or before the Effectiveness Target Date; (y) keep the Exchange Offer open for not less than 30 days (or such longer period required by applicable law) after the commencement of the Exchange Offer; and (z) consummate the Exchange Offer within 45 days after the earlier of the effectiveness thereof or the Effectiveness Target Date. Each Holder who participates in the Exchange Offer will be required to represent that any Exchange Securities received by it will be acquired in the ordinary course of its business, that at the time of the consummation of the Exchange
Offer such Holder will have no arrangement or understand-ing with any Person to participate in the distribution of the Exchange Securities, and that such Holder is not an affiliate of the Issuer within the meaning of Rule 405 of the Securities Act (or that if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable). Each Holder that is not a Participating
Broker-Dealer will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Securities. Each Holder that is a Participating Broker-Dealer will be required to acknowledge that it will deliver a prospectus as required by law in connection with any resale of such Exchange
Securities. Upon consummation of the Exchange Offer in accordance with this Agreement, the Issuer and the Guar-antors shall have no further obligation to register
Transfer Restricted Securities pursuant to Section 2(c) and Section 3 of this Agreement.

               (b)  The Issuer and the Guarantors shall
include within the Prospectus contained in the Exchange
Registration Statement a section entitled "Plan of Dis-tribution," reasonably acceptable to the Purchasers, which shall contain a summary statement of the positions taken or policies made by the Staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Securities received by such broker-dealer in the Exchange Offer (a
"Participating Broker-Dealer"). Such "Plan of Distribu-tion" section shall also allow the use of the Prospectus by all Persons subject to the prospectus delivery re-quirements of the Securities Act, including all Partici-pating Broker-Dealers, and include a statement describing the means by which Participating Broker-Dealers may resell the Exchange Securities.

               The Issuer and the Guarantors shall use their reasonable best efforts to keep the Exchange Registration Statement effective and to amend and supplement the Prospectus contained therein, in order to permit such Prospectus to be lawfully delivered by all persons sub-ject to the prospectus delivery requirements of the Securities Act, for a period of 180 days after consumma-tion of the Exchange Offer (or such longer period if extended pursuant to the last paragraph of Section 5)
(the "Applicable Period").

               In connection with the Exchange Offer, the Issuer shall:

               (a)  mail as promptly as practicable to each
          Holder a copy of the prospectus forming part of the Exchange Registration Statement, together with an appropriate letter of transmittal and related docu-ments;

               (b) utilize the services of a Depositary for the Exchange Offer with an address in the Borough of Manhattan, The City of New York; and

               (c) permit Holders to withdraw tendered Secu-rities at any time prior to the close of business, New York time, on the last business day on which the Exchange Offer shall remain open.

               As soon as practicable after the close of the Exchange Offer, the Issuer and the Guarantors shall:

               (i) accept for exchange all Securities tendered and not validly withdrawn pursuant to the Exchange
          Offer;

               (ii) deliver to the Trustee for cancellation all Securities so accepted for exchange; and

               (iii) cause the Trustee to authenticate and deliver promptly to each Holder of Securities, Exchange Securities equal in principal amount to the Securities of such Holder so accepted for exchange.

               (c)  If (1) prior to the consummation of the
Exchange Offer, applicable interpretations of the staff of the SEC do not permit the Issuer and the Guarantors to effect the Exchange Offer as contemplated herein, or (2) the Exchange Offer is not consummated within 165 days of the Closing Date for any reason, then the Issuer shall promptly deliver to the Holders and the Trustee written notice thereof (the "Shelf Notice") and the Issuer and the Guarantors shall file a Registration Statement pursu-ant to Section 3. Following the delivery of a Shelf
Notice to the Holders of Transfer Restricted Securities, the Issuer and the Guarantors shall not have any further obligation to conduct the Exchange Offer pursuant to this
Section 2, provided that the Issuer and the Guarantors shall have the right, nonetheless, to proceed to consum-mate the Exchange Offer notwithstanding their obligations pursuant to this Section 2(c) (and, upon such consumma-tion, their obligation to consummate a Shelf Registration shall terminate).

3.   SHELF REGISTRATION

               If a Shelf Notice is delivered as contemplated by Section 2(c), then:

               (a) SHELF REGISTRATION.  The Issuer and the
Guarantors shall use their reasonable best efforts to prepare and file with the SEC, as promptly as practicable following the delivery of the Shelf Notice, a Registra-tion Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Transfer
Restricted Securities (the "Shelf Registration").  The
Shelf Registration shall be on Form S-3 or another appro-priate form permitting registration of such Transfer
Restricted Securities for resale by the Holders in the manner or manners reasonably designated by them (includ-ing, without limitation, one or more underwritten offer-
ings). The Issuer and the Guarantors shall not permit any securities other than the Transfer Restricted Securi-ties to be included in the Shelf Registration. The
Issuer and the Guarantors shall use their reasonable best efforts, as described in Section 5(b), to cause the Shelf
Registration to be declared effective pursuant to the Securities Act as promptly as practicable following the filing thereof and to keep the Shelf Registration contin-uously effective under the Securities Act until the date which is 36 months from the Closing Date (the "Effective-ness Period"), or such shorter period ending when either
(1) all Transfer Restricted Securities covered by the Shelf Registration have been sold in the manner set forth and as contemplated in the Shelf Registration or (2) there ceases to be outstanding any Transfer Restricted
Securities.

               (b) SUPPLEMENTS AND AMENDMENTS. The Issuer and the Guarantors shall use their reasonable best efforts to keep the Shelf Registration continuously effective by supplementing and amending the Shelf Registration if re-quired by the rules, regulations or instructions applica-ble to the registration form used for such Shelf Regis-tration, if required by the Securities Act, or if reason-ably requested by the holders of a majority in aggregate principal amount of the Transfer Restricted Securities covered by such Registration Statement or by any under-writer of such Transfer Restricted Securities.

4.   LIQUIDATED DAMAGES

               (a) The Issuer, the Guarantors and the Purchas-ers agree that the Holders of Transfer Restricted Securi-ties will suffer damages if the Issuer or any Guarantor fails to fulfill its obligations pursuant to Section 2 or
Section 3 hereof and that it would not be possible to ascertain the extent of such damages. Accordingly, in the event of such failure by the Issuer or any Guarantor to fulfill such obligations, the Issuer and the Guaran-tors hereby agree to pay liquidated damages ("Liquidated Damages") to each Holder of Transfer Restricted Securi-ties under the circumstances and to the extent set forth below:

          (i)  if neither the Exchange Registration
          Statement nor the Shelf Registration has been filed with the SEC on or prior to the Filing Date; or

          (ii) if neither the Exchange Registration
          Statement nor the Shelf Registration is declared effective by the SEC on or prior to the Effective-ness Target Date; or

          (iii) if (A) an Exchange Registration Statement is declared effective by the SEC, and (B) the Issuer and the Guarantors have not exchanged Exchange Secu-rities for all Securities validly tendered in accor-dance with the terms of the Exchange Offer on or prior to 45 days following the earlier of (i) the effectiveness thereof or (ii) the Effectiveness Target Date; or

          (iv)  the Shelf Registration has
          been declared effective by the SEC
          and such Shelf Registration ceases to
          be effective or usable at any time
          during the Effectiveness Period,
          without being succeeded on the same
          day immediately by a post-effective
          amendment to such Registration Statement that cures such failure and that is itself immediately declared effec-tive on the same day;

(any of the foregoing, a "Registration Default") then, with respect to the first 90-day period following such

Event Date (as defined below), the Issuer and the Guaran-tors jointly and severally shall pay to each Holder of Transfer Restricted Securities Liquidated Damages in an amount equal to $.05 per week per $1,000 principal amount of Transfer Restricted Securities held by such Holder for each week that the Registration Default continues. The amount of such Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured; provided, however, that Liquidated
Damages shall not at any time exceed $.25 per week per $1,000 principal amount of Transfer Restricted Securi-ties. Following the cure of all Registration Defaults relating to any Transfer Restricted Securities, the accrual of Liquidated Damages with respect to such Trans-fer Restricted Securities will cease. A Registration
Default under clause (i) above shall be cured on the date that either the Exchange Registration Statement or the Shelf Registration is filed with the SEC; a Registration
Default under clause (ii) above shall be cured on the date that either the Exchange Registration Statement or the Shelf Registration is declared effective by the SEC;
a Registration Default under clause (iii) above shall be cured on the earlier of the date (A) the Exchange Offer is consummated or (B) a Shelf Registration Statement is declared effective; and a Registration Default under clause (iv) above shall be cured on the earlier of (A) the date that the post-effective amendment curing the deficiency in the Shelf Registration is declared effec-tive or (B) the Effectiveness Period expires.

          (b) The Issuer shall notify the Trustee within one business day after each and every date on which a Registration Default occurs (an "Event Date"). Liquidat-ed Damages shall be paid by the Issuer and the Guarantors to the Holders by wire transfer of immediately available funds to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified on or before the semi-annual interest payment date provided in the Indenture. Each obligation to pay Liquidated Damages shall be deemed to commence accruing on the applicable Event Date and to cease accru-ing when all Registration Defaults have been cured. In no event shall the Issuer pay Liquidated Damages in excess of the maximum applicable weekly amount set forth above, regardless of whether one or multiple Registration
Defaults exist.

5.   REGISTRATION PROCEDURES

          In connection with the registration of any Exchange Securities or Transfer Restricted Securities pursuant to Sections 2 or 3 hereof, the Issuer and the Guarantors shall effect such registration to permit the sale of such Exchange Securities or Transfer Restricted
Securities (as applicable) in accordance with the in-tended method or methods of disposition thereof, and pursuant thereto the Issuer and the Guarantors shall:

          (a) Prepare and file with the SEC, a Registra-tion Statement or Registration Statements as prescribed by Section 2 or 3, and to use their reasonable best efforts to cause such Registration Statement(s) to become effective and remain effective as provided herein; pro-vided that, if (1) such filing is pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration
Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating
Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, before filing any Registra-tion Statement or Prospectus or any amendments or supple-ments thereto, the Issuer shall, if requested, furnish to and afford the Holders of the Transfer Restricted Securi-ties and each such Participating Broker-Dealer, as the case may be, covered by such Registration Statement, their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incor-porated by reference therein and all exhibits thereto) proposed to be filed (at least 3 business days prior to such filing, or such later date as is reasonable under the circumstances). The Issuer and the Guarantors shall not file any Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders, pursuant to this Agreement, must be afforded an opportunity to review prior to the filing of such docu-ment, if the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities covered by such Registration Statement, or such Participating Bro-ker-Dealer, as the case may be, their counsel, or the managing underwriters, if any, shall reasonably object.

          (b) Prepare and file with the SEC such amend-ments and post-effective amendments to each Shelf Regis-tration or Exchange Registration Statement, as the case may be, as may be necessary to keep such Registration
Statement continuously effective for the periods required by Section 2 or Section 3, as applicable; cause the related Prospectus to be supplemented by any required
Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereun-der applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus; the Issuer and the Guarantors shall be deemed not to have used their reasonable best efforts to keep a Registration Statement effective during the Applicable Period if they voluntarily take any action that would result in selling Holders of the Transfer
Restricted Securities covered thereby or Participating
Broker-Dealers seeking to sell Exchange Securities not being able to sell such Transfer Restricted Securities or such Exchange Securities during that period, unless (i) such action is required by applicable law, or (ii) such action is taken by them in good faith and for valid business reasons (not including avoidance of their obli-gations hereunder), including the acquisition or divesti-ture of assets or a public offering of securities by the Issuer.

          (c) If (1) a Shelf Registration is filed pursu-ant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section
2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Ex-change Securities during the Applicable Period, notify the selling Holders of Transfer Restricted Securities, or each such Participating Broker-Dealer known to the Issu-er, as the case may be, their counsel and the managing underwriters, if any, promptly and confirm such notice in writing, (i) when a Prospectus or any Prospectus supple-ment or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective

(including in such notice a written statement that any Holder may, upon request, obtain, without charge, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incor-porated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a prospectus is required by the Securi-ties Act to be delivered in connection with sales of the Transfer Restricted Securities the representations and warranties of the Issuer or the Guarantors contained in any agreement (including any underwriting agreement) contemplated by Section 5(l) below cease to be true and correct, (iv) of the receipt by the Issuer or the Guaran-tors of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Transfer Restricted Securities or the Exchange Securities to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose, (v) of the happening of any event or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registra-tion Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or neces-sary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or neces-sary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the Issuer's and the Guarantors' reasonable determination that a post-effective amendment to a Regis-tration Statement would be appropriate.

          (d) If (1) a Shelf Registration is filed pursu-ant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section
2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Ex-change Securities during the Applicable Period, use its best efforts to prevent the issuance of any order sus-pending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Pro-spectus or suspending the qualification (or exemption from qualification) of any of the Transfer Restricted
Securities or the Exchange Securities (as applicable) to be sold by any Participating Broker-Dealer, for sale in any jurisdiction, and, if any such order is issued, to use their reasonable best efforts to obtain the withdraw-al of any such order at the earliest possible moment.

          (e) If a Shelf Registration is filed pursuant to Section 3 and if requested by the managing underwrit-ers, if any, or the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities being sold in connection with an underwritten offering,
(i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters, if any, or such Holders or counsel reason-ably request to be included therein, (ii) make all re-quired filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Issuer has received notification of the matters to be incorporated in such prospectus supplement or post-effec-tive amendment, and (iii) supplement or make amendments to such Registration Statement with such information as the managing underwriter, if any, or such Holders or counsel reasonably request to be included therein.

          (f) If (1) a Shelf Registration is filed pursu-ant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section
2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Ex-change Securities during the Applicable Period, furnish to each selling Holder of Transfer Restricted Securities and to each such Participating Broker-Dealer who so requests, as the case may be, their counsel and each managing underwriter, if any, without charge, one con-formed copy of the Registration Statement or Registration
Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

          (g) If (1) a Shelf Registration is filed pursu-ant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section
2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Ex-change Securities during the Applicable Period, deliver to each selling Holder of Transfer Restricted Securities, or each such Participating Broker-Dealer, as the case may be, their counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses
(including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incor-porated by reference therein as such Persons may reason-ably request; and, subject to the last paragraph of this
Section 5, the Issuer and the Guarantors hereby consent to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Transfer Restricted Securities or each such Participating
Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Transfer Restricted
Securities covered by or the sale by Participating Bro-ker-Dealers of the Exchange Securities pursuant to such Prospectus and any amendment or supplement thereto.

          (h) Prior to any public offering of Transfer
Restricted Securities pursuant to a Shelf Registration or any delivery of a Prospectus contained in the Exchange
Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applica-ble Period, to use its reasonable best efforts to regis-ter or qualify, and to cooperate with the selling Holders of Transfer Restricted Securities or each such Partici-pating Broker-Dealer, as the case may be, the underwrit-ers, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Transfer
Restricted Securities for offer and sale under the secu-rities or Blue Sky laws of such jurisdictions as any selling Holder, Participating Broker-Dealer, or the managing underwriters reasonably request in writing, PROVIDED that where Exchange Securities held by Partici-pating Broker-Dealers or Transfer Restricted Securities are offered other than through an underwritten offering, the Issuer and the Guarantors agree to cause their coun-sel to perform Blue Sky investigations and file registra-tions and qualifications required to be filed pursuant to this Section 5(h); keep each such registration or quali-fication (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reason-ably necessary or advisable to enable the disposition in such jurisdictions of the Exchange Securities held by Participating Broker-Dealers or the Transfer Restricted
Securities covered by the applicable Registration State-ment; PROVIDED that the Issuer and the Guarantors shall not be required to (A) qualify generally to do business in any jurisdiction where they are not then so qualified,
(B) take any action that would subject them to general service of process in any such jurisdiction where they are not then so subject or (C) subject themselves to taxation in excess of a nominal dollar amount in any such jurisdiction.

          (i) If a Shelf Registration is filed pursuant to Section 3, cooperate with the selling Holders of Transfer Restricted Securities and the managing under-writers, if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted
Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company, and enable such Transfer Restricted Securities to be in such denomi-nations and registered in such names as the managing underwriters, if any, or Holders may reasonably request.

          (j) If (1) a Shelf Registration is filed pursu-ant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section
2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Ex-change Securities during the Applicable Period, upon the occurrence of any event contemplated by paragraph 5(c)(v) or 5(c)(vi) above, as promptly as practicable prepare and (subject to Section 5(a) above) file with the SEC, at the expense of the Issuer and the Guarantors, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Transfer
Restricted Securities being sold thereunder or to the purchasers of the Exchange Securities to whom such Pro-spectus will be delivered by a Participating Broker-

Dealer, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (k) Prior to the effective date of the first
Registration Statement relating to the Transfer Restric-ted Securities, (i) provide the Trustee with certificates for the Transfer Restricted Securities in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Transfer Restricted Secu-rities.

          (l) In connection with an underwritten offering of Transfer Restricted Securities pursuant to a Shelf
Registration, enter into an underwriting agreement as is customary in underwritten offerings and take all such other actions as are reasonably requested by the managing underwriters in order to expedite or facilitate the registration or the disposition of such Transfer Restricted
Securities, and in such connection, (i) make such representations and warranties to the underwriters, with respect to the business of the Issuer, the Guaran-tors and their subsidiaries and the Registration State-ment, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (ii) obtain opinions of counsel to the Issuer and the Guarantors and updates thereof in form and substance reasonably satisfactory to the managing under-writers, addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by underwriters; (iii) obtain "cold comfort" letters and updates thereof in form and sub-stance reasonably satisfactory to the managing underwrit-ers from the independent certified public accountants of the Issuer and the Guarantors (and, if necessary, any other independent certified public accountants of any subsidiary of the Issuer or the Guarantors or of any business acquired by either of them for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings and such other matters as are reasonably re-quested by underwriters as permitted by Statement on Auditing Standards No. 72; and (iv) if an underwriting agreement is entered into, the same shall contain indem-nification provisions and procedures no less favorable than those set forth in Section 7 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of Transfer Re-stricted Securities covered by such Registration State-ment and the managing underwriters or agents) with re-spect to all parties to be indemnified pursuant to said
Section. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

          (m) If (1) a Shelf Registration is filed pursu-ant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section
2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Ex-change Securities during the Applicable Period, make available for inspection by any selling Holder of such Transfer Restricted Securities being sold, or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Transfer Restricted Securities, if any, and any attorney, accountant or other agent retained by any such selling
Holder or each such Participating Broker-Dealer, as the case may be, or underwriter (collectively, the "Inspec-tors"), at the offices where normally kept, during rea-sonable business hours, all financial and other records, pertinent corporate documents and properties of the Issuer, the Guarantors and their subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Issuer, the Guarantors and their subsidiaries to supply all information in each case reasonably requested by any such Inspector in connection with such Registration Statement. Records which the Issuer determines, in good faith, to be confidential and any Records which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors, unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement,
(ii) the release of such Records is or-
dered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) the information in such Records has been made generally available to the public.

          (n) Provide an indenture trustee for the Trans-fer Restricted Securities or the Exchange Securities, as the case may be, and cause the Indenture to be qualified under the TIA not later than the effective date of the Exchange Offer or the first Registration Statement relat-ing to the Transfer Restricted Securities; and in connec-tion therewith, cooperate with the trustee under any such indenture and the holders of the Transfer Restricted
Securities, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

          (o) Comply in all material respects with all applicable rules and regulations of the SEC and, as soon as reasonably practicable, make generally available to its securityholders consolidated earnings statements of the Issuer that satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

          (p) If an Exchange Offer is to be consummated, upon delivery of the Transfer Restricted Securities by Holders to the Issuer (or to such other Person as direct-ed by the Issuer) in exchange for the Exchange Securi-ties, the Issuer and the Guarantors shall mark, or cause to be marked, on such Transfer Restricted Securities that such Transfer Restricted Securities are being cancelled in exchange for the Exchange Securities; in no event shall such Transfer Restricted Securities be marked as paid or otherwise satisfied.

          (q) Cooperate with each seller of Transfer
Restricted Securities covered by any Registration State-ment and each underwriter, if any, participating in the disposition of such Transfer Restricted Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD").

          (r) Use their best efforts to take all other steps necessary to effect the registration of the Trans-fer Restricted Securities or Exchange Securities, as applicable, covered by a Registration Statement contem-plated hereby.

          (s) Use their best efforts to cause the Trans-fer Restricted Securities or the Exchange Securities, as applicable, covered by an effective registration state-ment required by Section 2 or Section 3 hereof to be rated with the appropriate rating agencies, if so re-quested by the Holders of a majority in aggregate princi-pal amount of Transfer Restricted Securities relating to such registration statement or the managing underwriters in connection therewith, if any.

          The Issuer may require each seller of Transfer
Restricted Securities or Participating Broker-Dealer as to which any registration is being effected to furnish to the Issuer such information regarding such seller or Participating Broker-Dealer and the distribution of such Transfer Restricted Securities or Exchange Securities to be sold by such Participating Broker-Dealer, as the case may be, as the Issuer may, from time to time, reasonably request. The Issuer may exclude from such registration the Transfer Restricted Securities of any seller or Participating Broker-Dealer who fails to furnish such information within a reasonable time after receiving such request.

          Each Holder of Transfer Restricted Securities and each Participating Broker-Dealer agrees by acquisi-tion of such Transfer Restricted Securities or Exchange
Securities to be sold by such Participating Broker-Deal-er, as the case may be, that, upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iv), 5(c)(v) or
5(c)(vi), such Holder will forthwith discontinue disposi-tion of such Transfer Restricted Securities covered by such Registration Statement or Prospectus or Exchange
Securities to be sold by such Participating Broker-Deal-er, as the case may be, until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(j), or until it is advised in writing (the "Advice") by the Issuer that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto. In the event the Issuer gives any notice of the happening of any event of the kind described in Section 5(c)(ii), 5-
(c)(iv), 5(c)(v) or 5(c)(vi), the time period for the effectiveness of such Registration Statement set forth in
Section 2 or Section 3 hereof, as applicable, shall be extended by the number of days from the date of such notice to the date when each selling Holder covered by such Registration Statement shall have received copies of the supplemental or amended Prospectus contemplated by
Section 5(j) or shall have received the Advice that the use of the applicable Prospectus may be resumed.

6.   Registration Expenses

          (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Issuer or the Guarantors shall be borne by the Issuer and the Guarantors, whether or not the Exchange Offer or a Shelf Registration is filed or becomes effective, includ-ing, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with re-spect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Transfer Restricted Securities or Exchange Securities (x) where the Holders of Transfer
Restricted Securities are located, in the case of the Exchange Securities, or (y) as provided in Section 5(h), in the case of Transfer Restricted Securities or Exchange
Securities to be sold by a Participating Broker-Dealer during the Applicable Period)), (ii) printing expenses
(including, without limitation, expenses of printing certificates for Transfer Restricted Securities or Ex-change Securities in a form eligible for deposit with The
Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the managing underwriters, if any, or, in respect of Transfer Restricted
Securities or Exchange Securities to be sold by any Participating Broker-Dealer during the Applicable
Period, by the Holders of a majority in aggregate princi-pal amount of the Transfer Restricted Securities included in any Registration Statement or of such Exchange Securi-ties, as the case may be), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Issuer and the Guarantors, (v) fees and disburse-ments of all independent certified public accountants referred to in Section 5(l)(iii) (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such perfor-mance), (vi) rating agency fees, (vii) Securities Act liability insurance, if the Issuer and the Guarantors desire such insurance, (viii) fees and expenses of all other Persons retained by the Issuer or the Guarantors,
(ix) internal expenses of the Issuer and the Guarantors
(including, without limitation, all salaries and expenses of officers and employees of the Issuer and the Guaran-tors performing legal or accounting duties), (x) the expense of any annual audit, (xi) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange and (xii) the expenses relating to printing, word processing and dis-tributing all Registration Statements, underwriting agreements, securities sales agreements, and indentures.
Nothing contained in this Section 6 shall create an obligation on the part of the Issuer or any Guarantor to pay or reimburse any Holder for any underwriting commis-sion or discount attributable to any such Holder's Trans-fer Restricted Securities included in an underwritten offering pursuant to a Registration Statement filed in accordance with the terms of this Agreement, or to guar-antee such Holder any profit or proceeds from the sale of such Securities.

          (b) In connection with any Shelf Registration hereunder, the Issuer and the Guarantors shall reimburse the Holders of the Transfer Restricted Securities being registered in such registration for the reasonable fees and disbursements of not more than one counsel (in addi-tion to appropriate local counsel) chosen by the Holders of a majority in aggregate principal amount of the Trans-fer Restricted Securities to be included in such Regis-tration Statement and other reasonable out-of-pocket ex-penses of the Holders of Transfer Restricted Securities reasonably incurred in connection with the registration of the Transfer Restricted Securities.

7.   INDEMNIFICATION

          The Issuer and each Guarantor agrees, jointly and severally, to indemnify and hold harmless (i) each of the Purchasers, each Holder of Transfer Restricted Secu-rities, each Holder of Exchange Securities, each Partici-pating Broker-Dealer, (ii) each person, if any, who con-trols (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) any such Person (any of the persons referred to in this clause (ii) being herein-after referred to as a "controlling person"), and (iii) the respective officers, directors, partners, employees, representatives and agents of any of such Person or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "In-demnified Person") to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limi-tation, and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threat-ened, including the reasonable fees and expenses of coun-sel to any Indemnified Person) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registra-tion Statement or Prospectus (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact re-quired to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by
(i) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in con-formity with information relating to any Indemnified
Person furnished to the Issuer or any underwriter in writing by such Indemnified Person expressly for use therein, or (ii) any untrue statement contained in or omission from a preliminary prospectus if a copy of the Prospectus (as then amended or supplemented, if the Issuer shall have furnished to or on behalf of the Holder participating in the distribution relating to the rele-vant Registration Statement any amendments or supplements thereto) was not sent or given by or on behalf of such Holder to the person asserting any such losses, liabili-ties, claims, damages or expenses who purchased Securi-ties, if such is required by law at or prior to the written confirmation of the sale of such Securities to such person and the untrue statement contained in or omission from such preliminary prospectus was corrected in the Prospectus (or the Prospectus as amended or sup-plemented). The Issuer and the Guarantors shall notify the Holders promptly of the institution, threat or asser-tion of any claim, proceeding (including any governmental investigation) or litigation of which it or they shall have become aware in connection with the matters addressed by this Agreement which involves the Issuer, any Guarantor or an Indemnified Person.

          In connection with any Registration Statement in which a Holder of Transfer Restricted Securities is participating, such Holder of Transfer Restricted Securi-ties agrees, severally and not jointly, to indemnify and hold harmless the Issuer, the Guarantors and their direc-tors and officers and each person who controls the Issuer and the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuer and the Guarantors to each Indemnified Person, but only with reference to information relating to such Indemnified Person furnished to the Issuer in writing by such Indemnified Person expressly for use in any Regis-tration Statement or Prospectus, any amendment or supple-ment thereto, or any preliminary prospectus. The liabil-ity of any Indemnified Person pursuant to this paragraph shall in no event exceed the net proceeds received by such Indemnified Person from sales of Transfer Restricted
Securities giving rise to such obligations.

          If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the
"indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemni-fying person") in writing, and the indemnifying person shall have the right to assume the defense thereof with counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying person may reasonably designate in such proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such pro-ceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless (i) the indemnifying person and the indemnified party shall have mutually agreed in writing to the contrary, (ii) the indemnifying person failed to assume the defense within a reasonable time after the commencement of the action and employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying person, or any affiliate of the indemnifying person and such indemnified party shall have been reasonably advised by counsel that either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying person or such affiliate of the indemnifying person or (y) a conflict may exist between such indemnified party and the indemnifying person or such affiliate of the indemnifying person (in which case the indemnifying person shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying person shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such indemnified parties, which firm shall be designated in writing by indemnified parties who sold a majority in interest of Transfer Restricted Securities sold by all such indemnified parties and any such separate firm for the Issuer and the Guarantors, their directors, their officers and such control persons of the Issuer and the Guarantors shall be designated in writing by the Issuer.
The indemnifying person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying person agrees to indemnify any indemnified party from and against any loss or liability by reason of such settle-ment or judgment. No indemnifying person shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened pro-ceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          If the indemnification provided for in the
first and second paragraphs of this Section 7 is unavail-
able to an indemnified party in respect of any losses,
claims, damages, liabilities, or expenses referred to
therein (other than by reason of the exceptions provided
therein), then each indemnifying person under such para-
graphs, in lieu of indemnifying such indemnified party
thereunder, shall contribute to the amount paid or pay-
able by such indemnified party as a result of such loss-
es, claims, damages, liabilities, or expenses (i) in such
proportion as is appropriate to reflect the relative
benefits of the indemnified party on the one hand and the
indemnifying person(s) on the other in connection with
the statements or omissions that resulted in such losses,
claims, damages, liabilities, or expenses or (ii) if the
allocation provided by clause (i) above is not permitted
by applicable law, in such proportion as is appropriate
to reflect not only the relative benefits referred to in
clause (i) above but also the relative fault of the
indemnifying person(s) and the indemnified party, as well
as any other relevant equitable considerations.   The
relative fault of the Issuer and the Guarantors, on the one hand, and any Indemnified Persons, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or any Guarantor, on the one hand, or by such Indemnified Persons, on the other, and the parties' rela-tive intent, knowledge, access to information and oppor-tunity to correct or prevent such statement or omission.

          The parties agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by PRO RATA allocation (even if such indemni-fied parties were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the loss-es, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to in-clude, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Indemnified Person be required to contribute any amount in excess of the amount by which proceeds received by such Indemnified Person from sales of Transfer Restricted
Securities exceeds the amount of any damages that such Indemnified Person has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraud-ulent misrepresentation (within the meaning of Section
11(f) of the Securities Act) shall be entitled to contri-bution from any person who was not guilty of such fraudu-lent misrepresentation.

          The indemnity and contribution agreements contained in this Section 7 will be in addition to any liability which the indemnifying persons may otherwise have to the indemnified parties referred to above. The
Indemnified Persons' obligations to contribute pursuant to Section 7 are several in proportion to the respective principal amount of Securities sold by each of the Indem-nified Persons hereunder and not joint.

8.   RULES 144 AND 144A

          The Issuer and the Guarantors covenant that they will file the reports required to be filed by them pursuant to the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner and, if at any time the Issuer and the Guarantors are not required to file such reports, they will, upon the request of any Holder of Transfer Restricted
Securities, make available information required by Rules 144 and 144A under the Securities Act in order to permit sales pursuant to Rule 144 and Rule 144A. The
Issuer and the Guarantors further covenant that they will take such further action as any Holder of Transfer Re-stricted Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Transfer Restricted Securities without registra-tion under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 and Rule 144A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC.

9.   UNDERWRITTEN REGISTRATIONS

          (a) If any of the Transfer Restricted Securi-ties covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or in-vestment bankers and manager or managers that will manage the offering will be selected by the Holders of a majori-ty in aggregate principal amount of such Transfer Re-stricted Securities included in such offering and reason-ably acceptable to the Issuer.

          No Holder of Transfer Restricted Securities may participate in any underwritten registration hereunder, unless such Holder (a) agrees to sell such Holder's
Transfer Restricted Securities on the basis provided in any customary underwriting arrangements entered into in connection therewith and (b) completes and executes all questionnaires, powers of attorney, indemnities, under-writing agreements and other documents required under the terms of such underwriting arrangements.

          (b) Each Holder of Transfer Restricted Securi-ties agrees, if requested (pursuant to a timely written notice) by the managing underwriters in an underwritten offering or placement agent in a private offering of the Company's debt securities, not to effect any private sale or distribution (including a sale pursuant to Rule 144(k) and Rule 144A, but excluding non-public sales to any of its affiliates, officers, directors, employees and con-trolling persons) of any of the Securities except pursu-ant to an Exchange Offer, during the period beginning 10 days prior to, and ending 90 days after, the closing date of the underwritten offering.

          The foregoing provisions shall not apply to any holder of Transfer Restricted Securities if such holder is prevented by applicable statute or regulation from entering into any such agreement.

          The Issuer and the Guarantors agree (i) without the written consent of the managing underwriters in an underwritten offering of Transfer Restricted Securities covered by a Registration Statement filed pursuant to
Section 3 hereof, not to effect any public or private sale or distribution of their respective debt securities, including a sale pursuant to Regulation D or Rule 144A under the Securities Act, during the period beginning

10 days prior to, and ending 90 days after, the closing date of each underwritten offering made pursuant to such Registration Statement (PROVIDED, HOWEVER, that such period shall be extended by the number of days from and including the date of the giving of any notice pursuant to Section 5(c)(v) or (c)(vi) hereof to and including the date when each seller of Transfer Restricted Securities covered by such Registration Statement shall have re-ceived the copies of the supplemented or amended Prospec-tus contemplated by Section 5(j) hereof).

10. MISCELLANEOUS

          (a) REMEDIES. In the event of a breach by the Issuer of any of its obligations under this Agreement, each Holder of Transfer Restricted Securities, in addi-tion to being entitled to exercise all rights provided herein, in the Indenture or, in the case of the Purchas-ers, in the Purchase Agreement, or granted by law, in-cluding recovery of damages, will be entitled to specific performance of its rights under this Agreement. The
Issuer and the Guarantors agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by them of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, they shall waive the defense that a remedy at law would be adequate.

          (b) NO INCONSISTENT AGREEMENTS.  Neither the
Issuer nor any Guarantor has, as of the date hereof, and none of them shall, after the date of this Agreement, enter into any agreement with respect to any of their respective securities that is inconsistent with the rights granted to the Holders of Transfer Restricted
Securities in this Agreement or otherwise conflicts with the provisions hereof. Neither the Issuer nor any Guar-antor will enter into any agreement with respect to any of their respective securities which will grant to any Person piggy-back registration rights with respect to a Registration Statement.

          (c) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sen-tence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Issuer has obtained the written consent of Holders of at least a majority of the then outstanding aggregate principal amount of Trans-fer Restricted Securities. Notwithstanding the forego-ing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Transfer Restricted Securi-ties whose securities are being sold pursuant to a Regis-tration Statement and that does not directly or indirect-ly affect, impair, limit or compromise the rights of other Holders of Transfer Restricted Securities may be given by Holders of at least a majority in aggregate principal amount of the Transfer Restricted Securities being sold by such Holders pursuant to such Registration
Statement; PROVIDED that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preced-ing sentence.

          (d) NOTICES. All notices and other communica-tions (including without limitation any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or telecopier:

          (i)  if to a Holder of Transfer Restricted
          Securities, at the most current address given by the Trustee to the Issuer; and

          (ii) if to the Issuer or the Guarantors, Argosy
          Gaming Company, 219 Plasa Street, Alton, Illinois
          62002, Attention: Chief Financial Officer.

          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; one business day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if telecopied.

          Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee under the Indenture at the address specified in such Indenture.

          (e) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted
Securities. The Issuer and the Guarantors agree that the Holders of the Securities shall be third party beneficia-ries to the agreements made hereunder by the Issuer and the Guarantors and each Holder shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

          (f) COUNTERPARTS. This Agreement may be exe-cuted in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (g) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (h)  GOVERNING LAW.  THIS AGREEMENT SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF
THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND
PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO
PRINCIPLES OF CONFLICTS OF LAW.  EACH OF THE PARTIES
HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS
OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING
ARISING OUT OF OR RELATING TO THIS AGREEMENT.

          (i) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provi-sions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alter-native means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          (j) ENTIRE AGREEMENT. This Agreement, together with the Purchase Agreement, is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

          (k)  SECURITIES HELD BY THE ISSUER, THE GUARAN-
TORS OR THEIR AFFILIATES. Whenever the consent or ap-proval of Holders of a specified percentage of Transfer
Restricted Securities is required hereunder, Transfer
Restricted Securities held by the Issuer, any Guarantor or any of their affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

     IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.


                              ARGOSY GAMING COMPANY



                          By:
                             ----------------------------
                             Name:
                             Title:



                          GUARANTORS:

                          ALTON GAMING COMPANY



                          By:
                             ----------------------------
                             Name:
                             Title:


                          THE MISSOURI GAMING COMPANY


                          By:
                             ----------------------------
                             Name:
                             Title:


                          THE ST. LOUIS GAMING COMPANY


                          By:
                             ----------------------------
                             Name:
                             Title:

                          IOWA GAMING COMPANY


                          By:
                             ----------------------------
                             Name:
                             Title:



                          JAZZ ENTERPRISES, INC.


                          By:
                             -----------------------------
                             Name:
                             Title:


                          ARGOSY OF LOUISIANA, INC.


                          By:
                             ----------------------------
                             Name:
                             Title:


                          CATFISH QUEEN PARTNERSHIP
                            in COMMENDAM


                          By: Jazz Enterprises, its
                              General Partner

                          By:
                             ----------------------------
                             Name:
                             Title:


                          THE INDIANA GAMING COMPANY


                          By:
                             ----------------------------
                             Name:
                             Title:

The foregoing Registration Rights
Agreement is hereby confirmed and
accepted as of the date first
above written.

BEAR, STEARNS & CO. INC.
DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
BA SECURITIES, INC.
DEUTSCHE MORGAN GRENFELL/
  C.J. LAWRENCE INC.


BY:  BEAR, STEARNS & CO. INC.



By:_________________________
   Name:
   Title: